The following Form of Employment Agreement was entered into with the following individuals: Armando Medina, Timothy Grace, Godwin Cruz, Christopher LeFebvre, Alberto Roman, Debra Santa Lucia, Ivel Turner, and Williams Jean Charles.



                          FORM OF EMPLOYMENT AGREEMENT
                          ----------------------------


         THIS AGREEMENT is dated as of the 25th day of May, 2000 (the "Date of this Agreement"), by and among , an adult individual (hereinafter referred to as "Employee") and Voice & Data Communications (Latin America), Inc., a Delaware corporation (the "Company").

                                   WITNESSETH:
                                   -----------

         WHEREAS, pursuant to a Merger Agreement by and among VDC Communications, Inc. ("VDC"), the Company, Rare Telephony, Inc., a Nevada corporation (f/k/a Washoe Technology Corporation) ("Rare Telephony"), and the holders of all of the outstanding shares of common stock of Rare Telephony (the "Rare Telephony Shareholders"), dated May 25, 2000 (the "Merger Agreement"), Rare Telephony will be merging with and into the Company (the "Merger") for shares of common stock of VDC (the "Shares");

         WHEREAS, in connection with the Merger, VDC, the Company, the Rare Telephony Shareholders, and Buchanan Ingersoll Professional Corporation entered into an Escrow Agreement, dated May 25, 2000 (the "Escrow Agreement");

         WHEREAS, prior to the execution of this Agreement, the Employee was an employee of Rare Telephony or one of it subsidiaries; and

         WHEREAS, the terms of the Merger Agreement provide for the execution of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

1.       Employment Term, Duties and Acceptance.
         ---------------------------------------

         (a) The Company hereby retains the Employee as to render his services to the Company and, at the direction of the Company's President, its subsidiaries, upon the terms and conditions herein contained subject to the direction of the Company through its principal executive officers (including, without limitation, its Chief Executive and President) or its Board of Directors (the "Board" or "Board of Directors").

         (b) The Employee hereby accepts the foregoing employment and agrees to devote his full time, best efforts, energy and skill to such employment.

         (c) The Employee shall not engage in any other business endeavor or activity during the Employment Period.

         (d) The Employee hereby agrees that any and all business opportunities which are similar to or in competition with the Business of the Company (as such term is used and defined in Section 6(b) below) and are available as of the date hereof or become available to the Employee during the Employment Period (as defined below) shall automatically become the sole property of the Company without any obligation of the Company to compensate or otherwise pay the Employee for such opportunities. The Employee further agrees that any and all inventions, discoveries, developments and innovations conceived by the Employee during the Employment Period relative to the duties under this Agreement shall be the exclusive property of the Company; and the Employee hereby assigns all right, title, and interest in the same to the Company.

         (e) The term of the Employee 's employment hereunder (the "Employment Period") shall commence and the effective date of this Agreement shall be the "Effective Time" of the Merger (as defined in the Merger Agreement) and shall end on the third anniversary of the Date of this Agreement, unless sooner terminated as provided herein, provided, however, that the Employment Period shall be extended and this Agreement shall be automatically renewed for successive one-year periods unless: (i) this Agreement is terminated as otherwise provided herein; or (ii) Employee provides written notice to the Company of his desire not to extend the Employment Period at least sixty (60) calendar days prior to the expiration of the then lapsing term. If the Merger Agreement is terminated, this Agreement shall immediately become null and void. The "Effective Time" of the Merger for purposes of this Agreement shall be the "Effective Time" indicated on an "Effective Time Certificate" executed by VDC Communications, Inc. at the closing of the Merger.

         (f) The Employee shall comply with all policies of the Company whether now existing or hereafter adopted including, without limitation, policies on insider trading and harassment.

         (g) Without the prior written permission of the Board of Directors, the Employee shall not enter into agreements, execute instruments, contractually bind, or incur expenses on behalf of the Company or its subsidiaries in excess of $100. Without the prior written permission of the Board of Directors, Employee shall not represent to any individual or entity that he is an officer or authorized representative of VDC Communications, Inc. or any subsidiary thereof other than the Company and the Company's subsidiaries.

2.       Compensation and Expense Reimbursement.
         ---------------------------------------

         (a) As base compensation for the Employee duly rendering his services to the Company and its subsidiaries pursuant to the terms of this Agreement, the Company agrees to pay and Employee agrees to accept a base salary ("Base Salary") of Dollars ($ ,000) per annum to be paid in accordance with the general payroll practices of the Company as from time to time in effect. Certain additional compensation terms, if any, are set forth on Exhibit "A" hereto and incorporated herein by reference. The Base Salary shall be subject to deductions and withholdings permitted or required by law.

         (b) The Company will pay or reimburse Employee for all reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties under this Agreement and pre-approved by the Company in writing. Employee shall keep detailed and accurate records of expenses incurred in connection with the performance of his duties hereunder and reimbursement therefor shall be in accordance with policies and procedures to be established from time to time by the Board of Directors.

3.       Fringe Benefits.  Employee  shall be  entitled,  subject  to the  terms
         ----------------
and conditions of particular plans and programs, to all fringe benefits generally afforded to other employees of the Company at Employee's level, including, but not by way of limitation, the right to participate in any stock option, major medical, and other employee benefit programs made generally available, from time to time, by the Company.

4.       Vacations.  Employee  shall be entitled to compensated vacation in each
         ----------
fiscal year, to be taken at times which do not unreasonably interfere with the performance of Employee 's duties hereunder and otherwise in accordance with the Company's vacation policies in effect from time to time as applied to other Employees of the Company.

5.       Termination.
         ------------

         (a)      Termination  by Company for "Cause".  In addition to any other
                  ------------------------------------
remedies which the Company may have at law, in equity, or otherwise, if Employee engages in (i) fraud, (ii) embezzlement, (iii) any other crime involving moral turpitude, (iv) gross or willful neglect of duty, (v) material breach of any of the provisions of this Agreement, on his part to be performed (including material breach of the representations and warranties of Section 16), (vi) such conduct as results or as is likely to result in damage to the reputation of the Company, or any of the subsidiaries or affiliates of the Company, (vii) the theft, misuse, or wrongful disclosure of confidential customer information (including, without limitation, bank account or credit card numbers); or (viii) if Employee declines to follow any significant instruction adopted by the Board of Directors of the Company or given by the Company's Chief Executive Officer or President, and communicated to Employee, the Company may at any time thereafter terminate Employee's employment hereunder by written notice to him, effective immediately and the date of the notice shall be the termination date. Any such termination shall be deemed to be termination for "cause", for purposes of this Agreement, the Escrow Agreement, and all other documents referencing a for "cause" termination in this Agreement.

         Upon the early termination of Employee's employment under this Agreement by the Company for "cause," the Company shall pay to Employee : (i) an amount equal to Employee 's Base Salary accrued through the effective date of termination at the rate in effect at the time of termination, payable at the time such payment is due; and (ii) any expense reimbursement amounts accrued to the effective date of termination, payable on the effective date of termination. Upon payment of such amounts, the Company shall have no further obligation to Employee under this Agreement, and Employee shall have no further rights under this Agreement. Upon the early termination of Employee 's employment under this Agreement by the Company for "cause," a percentage of the Shares issued in the name of the Employee in connection with the Merger (the "Employee Shares") shall be forfeited and surrendered to VDC for cancellation as set forth in Section 5(e).

         (b)      Termination  by  Company  without  "Cause".   At any time, the
                  -------------------------------------------
Company may terminate this Agreement for any reason or no reason other than for "cause" upon five (5) calendar days written notice to the Employee. Upon the early termination of the Employee 's employment under this Agreement by the Company "without cause," the Company shall pay to the Employee : (i) an amount equal to the Employee 's Base Salary accrued through the effective date of termination at the rate in effect at the time of termination, payable at the time such payment is due; and (ii) any expense reimbursement amounts accrued to the effective date of termination, payable on the effective date of termination. Upon payment of such amounts, the Company shall have no further obligation to Employee under this Agreement, and Employee shall have no further rights under this Agreement.

         (c)      Death of Employee.    This   Agreement   shall   automatically
                  ------------------
terminate upon the death of Employee. Upon the early termination of this Agreement as a result of death, the Company shall pay the Employee's estate: (i) an amount equal to the Employee 's Base Salary accrued through the effective date of termination at the rate in effect at the effective date of termination, payable at the time such payment is due; and (ii) any expense reimbursement amounts accrued to the effective date of termination, payable on the effective date of termination. Upon payment of such amounts, the Company shall have no further obligation to Employee under this Agreement, and Employee shall have no further rights under this Agreement.

         (d)      Termination  by  Employee.   At any time after the  six  month
                  --------------------------
anniversary of the date of this Agreement, the Employee may terminate this Agreement by giving at least thirty (30) calendar days' prior written notice to the Company. Upon the early termination of Employee 's employment under this Agreement by the Employee pursuant to this Section, a percentage of the Employee Shares shall be forfeited and surrendered to VDC for cancellation as set forth in Section 5(e).

         (e)      Forfeiture of Shares.   IF  THE  EMPLOYEE  IS  TERMINATED  FOR
                  ---------------------
"CAUSE"  (PURSUANT  TO SECTION  5(A).),  RESIGNS  FROM  EMPLOYMENT  (PURSUANT TO
SECTION 5(D)), OR BREACHES A MATERIAL TERM OF THIS AGREEMENT (ANY SUCH EVENT CONSTITUTING A "DEFAULT EVENT"), THEN THE EMPLOYEE SHALL FORFEIT (AND SAID SHARES SHALL BE SURRENDERED TO VDC FOR CANCELLATION) A PERCENTAGE OF THE EMPLOYEE SHARES AS FOLLOWS: (A) 50% IF THE DEFAULT EVENT OCCURS WITHIN THE FIRST ONE YEAR PERIOD FOLLOWING THE EFFECTIVE TIME; (B) 33% IF THE DEFAULT EVENT OCCURS WITHIN THE SECOND ONE YEAR PERIOD FOLLOWING THE EFFECTIVE TIME; AND (C) 20% IF THE DEFAULT EVENT OCCURS WITHIN THE THIRD ONE YEAR PERIOD FOLLOWING THE EFFECTIVE TIME. TO THE EXTENT THERE ARE NOT ENOUGH EMPLOYEE SHARES BEING HELD IN ESCROW PURSUANT TO THE ESCROW AGREEMENT TO COVER THE FORFEITURES ABOVE, THEN, WITHIN FIVE (5) CALENDAR DAYS OF RECEIVING NOTICE OF THIS FACT FROM THE COMPANY, THE EMPLOYEE SHALL DELIVER ADDITIONAL VDC SHARES TO VDC FOR CANCELLATION TO COVER ANY SUCH DEFICIENCY. FOR PURPOSES OF THE PERCENTAGE CALCULATIONS ABOVE, ALL FRACTIONS SHALL BE ROUNDED UP. THE EMPLOYEE ACKNOWLEDGES AND AGREES THAT THE FORFEITURE OF SHARES IN ACCORDANCE WITH THIS SECTION IS IN ADDITION TO ANY OTHER REMEDIES WHICH THE COMPANY MAY HAVE AT LAW, IN EQUITY, OR OTHERWISE.

6.       Covenant Not to Compete.
         ------------------------

         (a) The Employee recognizes and acknowledges: (i) that the execution of this Agreement containing the following Covenant Not to Compete was a condition precedent to the closing of the Merger and the Company would not have consummated said Merger without the same; and (ii) that the Company is placing its confidence and trust in the Employee. The Employee , therefore, covenants and agrees that during the Applicable Non-Compete Period (as defined below), the Employee shall not, either directly or indirectly, without the prior written consent of the Board of Directors: (i) engage in or carry on any business which is similar to or is in competition with the Business of the Company (as such term is used and defined below); (ii) be or become an employee, agent, consultant, representative, director or officer of any person, firm, corporation, association or other entity which is engaged in or is carrying on any business which is similar to or in competition with the Business of the Company; or (iii) solicit for employment or employ any person employed by the Company (or its subsidiaries) at any time during the 12-month period immediately preceding such solicitation or employment.

         (b) As used in this Agreement, the term "Business of the Company" shall include all material business activities in which the Company and its subsidiaries are engaged now which includes, but is not limited to, international and domestic (i.e. in the United States) long distance telecommunications services.

         (c) Employee hereby recognizes and acknowledges that the existing Business of the Company extends throughout the United States and therefore agrees that the covenants not to compete contained in this Section 6 shall be applicable in and throughout the United States, as well as throughout such additional areas, states or countries in which the Company may be (or has prepared written plans to be) doing business as of the date of termination of the Employee 's employment hereunder. Employee further warrants and represents that, because of his varied skill and abilities, he does not need to compete with the Business of the Company and that this Agreement will not prevent him from earning a livelihood and acknowledges that the restrictions contained in this Section 6 constitute reasonable protections for the Company.

         (d) As used in this Section 6, "Applicable Non-Compete Period" shall mean all periods of employment hereunder and that period of two (2) years following the termination of Employee 's employment hereunder.

7.       Trade  Secrets  and  Confidential   Information.   Employee  recognizes
         ------------------------------------------------
and acknowledges that certain information including, without limitation, information pertaining to the financial condition of the Company, its systems, methods of doing business, agreements with customers or suppliers or other aspects of the Business of the Company or which is sufficiently secret to derive economic value from not being disclosed or customer confidential personal information (including, without limitation, credit card and banking account data) ("Confidential Information") may be made available or otherwise come into the possession of the Employee by reason of his employment with the Company. Accordingly, the Employee agrees that he will not at any time disclose any Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever or make use to his personal advantage or to the advantage of any third party, of any Confidential Information, without the prior written consent of the Board of Directors. The Employee shall, upon termination of employment, return to the Company all documents which reflect Confidential Information (including copies thereof). Notwithstanding anything heretofore stated in this Section 7, the Employee 's obligations under this Section 7 shall not, after termination of the Employee 's employment with the Company, apply to information which has become generally available to the public without any action or omission of the Employee (except that any Confidential Information which is disclosed to any third party by an employee or representative of the Company who is not authorized to make such disclosure shall be deemed to remain confidential and protectable by the Employee under this Section 7).

8.       Severability.   The  invalidity  or  unenforceability  of any  term  of
         -------------
this Agreement shall not affect the validity or enforceability of this Agreement or any of its other terms; in the event that any court or arbitrator determines that the time period and/or scope of any paragraph or section of this Agreement is unenforceably long or broad, as the case may be, then, and in either such event, neither the enforceability nor the validity of said paragraph or section as a whole or the Agreement as a whole shall be affected. Rather, the scope of the section shall be revised by the court or arbitrator as little as possible to make the section enforceable. If the court or arbitrator will not revise said paragraph or section, then this Agreement shall be construed as though the invalid or unenforceable term(s) were not included herein

9.       Breach.   The  Employee  hereby   recognizes  and   acknowledges   that
         -------
irreparable injury or damage shall result to the Company in the event of a breach or threatened breach by the Employee of any of the terms of provisions
Section 6 or 7 hereunder, and the Employee therefore agrees that the Company shall be entitled to an injunction (without posting bond) restraining Employee from engaging in any activity constituting such breach or threatened breach. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company at law, in equity, or otherwise for breach or threatened breach of this Agreement, including but not limited to, the recovery of damages from the Employee and, if the Employee is an employee of the Company, the termination of his employment with the Company in accordance with the terms and provisions of this Agreement.

10.      Arbitration
         -----------

         (a)      Arbitration  Disclosures.  (i)  arbitration  is usually  final
                  -------------------------
and binding on the parties and subject to only very  limited  review by a court;
(ii) the parties are waiving their right to litigate in court, including their right to a jury trial; (iii) Pre-arbitration discovery is generally more limited and different from court proceedings; (iv) any party's right to appeal or to seek modification of rulings by arbitrators is strictly limited; and (v) a panel of arbitrators might include an arbitrator who is or was affiliated with the telecommunications industry.

         (b)      Arbitration.   All  controversies  or claims arising out of or
                  ------------
relating to this Agreement, or arising out of or relating to the employment contemplated herein, or the termination thereof, shall be determined by binding arbitration applying the laws of the State of New Jersey and the rules of the American Arbitration Association applicable to the Commercial Panel, except that there shall only be one (1) arbitrator. The arbitration shall be conducted at Acquiror's offices in Greenwich, Connecticut, or at such other location designated by Acquiror. The decision of the arbitrator shall be final and binding upon the parties, shall include written findings of law and fact, and judgment may be obtained thereon in any court of competent jurisdiction. Each party shall bear the cost of preparing and presenting its own case (except as provided for in Section 4 of the Escrow Agreement). The cost of the arbitration, including the fees and expenses of the arbitrator, shall be shared equally by the parties thereto unless the award otherwise provides (except as provided for in Section 4 of the Escrow Agreement). Nothing herein shall preclude a party from seeking injunctive relief to restrain any breach or threatened breach of the covenants and agreements set forth in this Agreement or otherwise to obtain specific performance of any such covenant or agreement, without the necessity of posting bond or security in connection therewith.

11.      Remedies Cumulative.   Except  as  otherwise expressly provided herein,
         --------------------
each of the rights and remedies of the parties set forth in this Agreement shall be cumulative with all other such rights and remedies, as well as with all rights and remedies of the parties otherwise available at law or in equity.

12.      Counterparts.  This Agreement may be executed in multiple  counterparts
         -------------
each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by exchange of facsimile copies showing the signatures of the parties, and those signatures need not be affixed to the same copy. The facsimile copies showing the signatures of the parties will constitute originally signed copies of the Agreement requiring no further execution.

13.      Waiver.  The failure of either party at any  time or  times to  require
         -------
performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. To be effective, any waiver must be contained in a written instrument signed by the party waiving compliance by the other party of the term or covenant as specified. The waiver by either party of the breach of any term or covenant contained herein, whether by conduct or otherwise, in any one or more instances, shall not be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

14.      Governing Law.   This  Agreement  shall  be governed by the laws of the
         --------------
State of New Jersey without regard to principles of conflict of laws.

15.      Complete  Agreement.   This  Agreement  constitutes  the  complete  and
         --------------------
exclusive agreement between the parties hereto which supersedes all proposals, oral and written, and all other communications between the parties relating to the subject matter contained herein. Without limiting the foregoing, the Agreement supersedes and renders null and void any employment or consulting agreement the Employee had with Rare Telephony or its subsidiaries (or all of their predecessors) prior to the Merger. Notwithstanding the foregoing, this Agreement shall not supersede the Merger Agreement or the Schedules or Exhibits thereto or the Escrow Agreement. No change or modification of this Agreement shall be valid or binding unless the same is in writing and signed by the parties hereto.

16.      Warranties.   The  Employee  represents, warrants, covenants and agrees
         -----------
that:

         (a) The Employee has a right to enter into this Agreement, that he is not a party to any agreement or understanding whether or not written which would prohibit or restrict his performance of his obligations under this

Agreement and that he will not use in the performance of his obligations hereunder any proprietary information of any other party which he is legally prohibited from using; and

         (b) The Employee has had an opportunity to consult with an attorney, and such other experts or consultants as he deemed necessary or prudent, regarding this Agreement and the Employee has read and understands this Agreement.

Each representation and warranty of Employee shall survive the execution of this Agreement and shall continue throughout the Employment Period. The right to any remedy based on such representations and warranties will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation or warranty.

17.      Notice.   All notices,  requests,  instructions,   consents  and  other
         -------
communications to be given pursuant to this Agreement shall be in writing and shall be deemed received (i) on the same day if delivered in person, by same-day courier or by telegraph, telex or facsimile transmission (receipt confirmed) (provided that telegraph, telex or facsimile notice shall be deemed received on the next business day if received after 5:00 p.m. Eastern Standard Time), (ii) on the next day if delivered by overnight mail or courier, or (iii) on the date indicated on the return receipt, or if there is no such receipt, on the third calendar day (excluding Sundays) if delivered by certified or registered mail, postage prepaid. If notice is being given under both this Agreement and the Escrow Agreement to the Employee, then notice may be given to the Employee for purposes of both such agreements at the address given for the Employee in the Escrow Agreement.

18.      Assignment. This Agreement shall inure to the benefit of and be binding
         -----------
upon the Company, its successors and assigns. This Agreement may not be assigned by the Employee without the prior written consent of the Company. This Agreement may be assigned by the Company and the execution of this Agreement by the Employee shall be deemed a consent to such assignment.

19.      Material Provisions;  Survival of Certain Terms. The following sections
         ------------------------------------------------
(including all subsections thereto) of the Agreement, without limitation, shall be deemed material: Section 1, Section 5, Section 6, Section 7, Section 10,
Section 14, and Section 21. The terms and provisions contained in this Agreement that by their sense and context are intended to survive the termination of this Agreement shall so survive the termination of this Agreement; including, without limitation, Section 5, Section 6, Section 7, Section 10, Section 14, and Section 21.

20.      Payment  Offsets.  The  Company  shall  be entitled  to deduct from any
         -----------------
payment due to Employee under this Agreement any payments or amounts owed to the Company or any of its affiliates from the Employee.

21.      Statement.  Within  ten  (10)  calendar  days  of  receipt of a written
         ----------
request from the Board of Directors, the Employee shall provide the President of the Company with a statement (sworn before a Notary Public and signed by said Notary Public) that, as of the date of said statement, the Employee has complied with all material terms of this Agreement. This provision shall expire two (2) years following the termination of this Agreement.

22.      Rule of Construction; Pronouns.  No  rule  of  construction   requiring
         -------------------------------
interpretation against the drafting party shall apply to the interpretation of this Agreement. To the extent the terms of this Agreement and the Escrow Agreement conflict, the terms of this Agreement shall govern. Whenever the context of this Agreement may require, any pronoun will include the corresponding masculine, feminine and neuter form, and the singular form of nouns and pronouns will include the plural.

23.      Recitals.  The  recitals  to  this  Agreement  constitute  part of this
         ---------
Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



ATTEST:                           Voice & Data Communications
                                  (Latin America), Inc.

---------------------------
Signature                         By:
                                     -------------------------------------------
                                     Frederick A. Moran, Chief Executive Officer


---------------------------
Print Name




WITNESS:                          EMPLOYEE :


---------------------------       ----------------------------------------------
Signature


---------------------------
Print Name




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                                   EXHIBIT "A"



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